Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 14, 1997, included in the Proxy Statement of Network Imaging Corporation that is made part of the Registration Statement (Form S-4 dated on or about September 25, 1997) and Prospectus of Network Imaging Corporation for the registration of 4,815,075 shares of its Common Stock.


Vienna, Virginia
September 25, 1997                                  /s/Ernst & Young LLP